Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350, AS ADOPTED PURSUANT TO
SEC. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q/A of OM Group, Inc. (the "Company") for the quarter ended June 30, 2012 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2013	/s/Joseph Scaminace Joseph Scaminace Chairman of the Board and Chief Executive Officer

/s/Christopher M. Hix Christopher M. Hix Vice President and Chief Financial Officer